UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2005

BRANDYWINE REALTY TRUST
(Exact name of issuer as specified in charter)

MARYLAND (State or Other Jurisdiction of Incorporation or Organization)	001-9106 (Commission file number)	23-2413352 (I.R.S. Employer Identification Number)

401 Plymouth Road, Suite 500
Plymouth Meeting, Pennsylvania 19462
(Address of principal executive offices)

(610) 325-5600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01    Entry into a Material Definitive Agreement

At the 2005 Annual Meeting of Shareholders on May 2, 2005 each non-employee Trustee received his annual trustee fee of $35,000, payable in cash or common shares at the election of the non-employee Trustee and his $25,000 annual restricted share award (890 shares), the form of which is attached as Exhibit 10.1.

Item 8.01    Other Events

The Company, the Operating Partnership, certain of the wholly-owned subsidiaries of the Operating Partnership and The Bank of New York, as Trustee, entered into a First Supplemental Indenture dated as of May 25, 2005.

This First Supplemental Indenture supplements the Indenture dated as of October 22, 2004 by and among the Company, the Operating Partnership, certain of the wholly-owned subsidiaries of the Operating Partnership and The Bank of New York, as Trustee, to add additional subsidiaries of the Operating Partnership as guarantors of debt securities issued under the Indenture.

Item 9.01    Financial Statements and Exhibits

Exhibits

4.1	First Supplemental Indenture dated as of May 25, 2005 by and among Brandywine Operating Partnership, L.P., Brandywine Realty Trust, certain wholly-owned subsidiaries of Brandywine Operating Partnership, L.P. named therein and The Bank of New York, as Trustee.

10.1	Form of Restricted Share Award.

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Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRANDYWINE REALTY TRUST

Date: May 25, 2005	By:	/s/ Gerard H. Sweeney

Gerard H. Sweeney
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit
No.	Description

4.1	First Supplemental Indenture dated as of May 25, 2005 by and among Brandywine Operating Partnership, L.P., Brandywine Realty Trust, certain wholly-owned subsidiaries of Brandywine Operating Partnership, L.P. named therein and The Bank of New York, as Trustee.

10.1	Form of Restricted Share Award.